Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE MERRILL LYNCH 30TH ANNUAL RETAILING LEADERS CONFERENCE

HOUSTON, TX, March 16, 2007 - Stage Stores, Inc. (NYSE: SSI) announced today that it will make a presentation at the Merrill Lynch 30th Annual Retailing Leaders Conference on Wednesday, March 21, 2007, at 1:20 p.m. Eastern Time. The conference is being held at The New York Palace Hotel in New York City.

A live webcast of the presentation will be available. To access the webcast, log on to the Company's web site at www.stagestores.com and then click on Investor Relations, then Webcasts, then the webcast link. A replay of the presentation will be available online for approximately 30 days.

The Company noted that the PowerPoint presentation that management will use at the Merrill Lynch Conference will be available for viewing in the Investor Relations section of the Company’s web site prior to the start of their presentation.

About Stage Stores

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 655 stores located in 33 states. The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states. For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

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